Exhibit 99.1
W. P. Carey Announces Year-to-Date Investment Volume Totaling Approximately $1.3 Billion

Includes New Investment Volume Totaling $250.8 Million Since Announcing Second Quarter Results

Year-to-Date Gross Disposition Proceeds Totaling $875.0 Million Includes $310.0 Million of New Dispositions Since Announcing Second Quarter Results

New York, NY – September 4, 2025 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a leading net lease REIT specializing in corporate sale-leasebacks, build-to-suits and the acquisition of single-tenant net lease properties, today provided the following updates on recent investment and disposition activity.

Investments

W. P. Carey completed additional investments totaling $250.8 million subsequent to its second quarter earnings release, primarily comprising single-tenant industrial properties located in North America and Europe. This activity brings year-to-date investment volume to approximately $1.3 billion.

The Company’s full-year investment volume guidance range is currently $1.4 billion to $1.8 billion.

Dispositions

The Company completed additional dispositions with gross proceeds totaling $310.0 million subsequent to its second quarter earnings release, primarily comprising self-storage operating properties. This activity brings year-to-date disposition volume to $875.0 million. Gross proceeds from dispositions of self-storage operating properties now total $460.8 million for the year, which represents approximately half of the Company’s self-storage operating portfolio NOI at the start of 2025.

The Company’s full-year disposition volume guidance range is currently $900 million to $1.3 billion.

Jason Fox, Chief Executive Officer and President, W. P. Carey said: “We continue to demonstrate our ability to source and close deals in the current environment, at cap rates, lease terms, and rent escalations in-line with where we’ve been investing throughout this year. Given our current strategy of funding investments primarily through accretive sales of non-core assets, this has generated approximately 150 basis points of spread between the average cap rates on our dispositions and new investments. On the strength of our activity year-to-date and our robust pipeline, we see a path towards the high end of our guidance range if we continue executing at these levels. We will review our guidance assumptions when we report third quarter earnings.”

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,600 net lease properties covering approximately 178 million square feet and a portfolio of 66 self-storage operating properties as of June 30, 2025. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Europe, under long-term net leases with built-in rent escalations.
www.wpcarey.com

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as "may," "will," "should," "would," "will be," "goals," "believe," "project," "expect," "anticipate," "intend," "estimate" "opportunities," "possibility," "strategy," "maintain" or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding deal volume, sources of capital and expectations for guidance range. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation and tariffs on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases, and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey's filings with the SEC and are available at the SEC's website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey's Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com